                          OFFER TO PURCHASE FOR CASH
 ALL OUTSTANDING SHARES OF COMMON STOCK (INCLUDING SCRIP) AND PREFERRED STOCK
                                      OF
                            PMC INTERNATIONAL, INC.
                                      AT
             $.60 NET PER SHARE OF COMMON STOCK (INCLUDING SCRIP)
                                      AND
                    $2.50 NET PER SHARE OF PREFERRED STOCK
                                      BY
                                  ZACQ CORP.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                          THE ZIEGLER COMPANIES, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
          THURSDAY, DECEMBER 10, 1998, UNLESS THE OFFER IS EXTENDED.


                                                               November 9, 1998

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated November 9, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by ZACQ Corp., a Colorado corporation (the "Purchaser") and a wholly owned subsidiary of The Ziegler Companies, Inc., a Wisconsin corporation ("Ziegler"), to purchase for cash all outstanding shares of common stock, par value $.01 per share, including scrip (the "Common Shares") and all outstanding shares of $0.325 Cumulative Series A Preferred Stock, no par value per share (the "Preferred Shares") (collectively, the Common Shares and Preferred Shares are referred to as the "Shares"), of PMC International, Inc., a Colorado corporation (the "Company"), at a price of $.60 per Common Share, including scrip, net to the seller in cash, without interest thereon, and $2.50 per Preferred Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

  The enclosed material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender offer price is $.60 per Common Share (including scrip), net to the seller in cash, without interest thereon, and $2.50 per Preferred Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all of the outstanding Common and Preferred Shares.

    3. The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on Thursday, December 10, 1998, unless the Offer is extended by the Purchaser.

    4. The Board of Directors of the Company unanimously has determined that each of the Offer and the related Merger (as defined in the Offer to Purchase) is fair to, and in the best interest of, the shareholders of the Company, and recommends that shareholders accept the Offer and tender their Shares pursuant to the Offer.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to expiration of the offer a number of Common Shares and Preferred Shares that, when added to the Common and Preferred Shares beneficially owned by the Purchaser and Ziegler on the date of purchase, will constitute two-thirds of the total number of outstanding Common and Preferred Shares, respectively, of the Company entitled to vote on a merger under the Company's Articles of Incorporation, as amended, and the Colorado Business Corporation Act.

    6. The term "Expiration Date" means 5:00 p.m., Eastern Time, on Thursday, December 10, 1998, unless and until the Purchaser, in its sole discretion, shall have extended the period of time during which the Offer is open, in which event the "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, will expire.

    7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal. Backup tax withholding at a 31% rate may be required, however, unless the required tax identification information is provided. See Instruction 10 of the Letter of Transmittal.

  YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  If you wish to have us tender any of or all of your Shares held by us for your account, please so instruct us by completing, executing, and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below. PLEASE FORWARD YOUR INSTRUCTIONS TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Firstar Bank Milwaukee, N.A., f/k/a Firstar Trust Company (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, with any required signature guarantees and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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

  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING COMMON SHARES (INCLUDING SCRIP) AND PREFERRED SHARES OF PMC INTERNATIONAL,
                                     INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 9, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by ZACQ Corp., a Colorado corporation (the "Purchaser") and a wholly owned subsidiary of The Ziegler Companies, Inc., a Wisconsin corporation ("Ziegler"), to purchase for cash all outstanding shares of common stock, par value $.01 per share, including scrip (the "Common Shares") and all outstanding shares of $0.325 Cumulative Series A Preferred Stock, no par value per share (the "Preferred Shares") (collectively, the Common Shares and Preferred Shares are referred to as the "Shares"), of PMC International, Inc., a Colorado corporation (the "Company"), at a price of $.60 per Common Share (including scrip), net to the seller in cash, without interest thereon, and $2.50 per Preferred Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

  This will instruct you to tender to the Purchaser on my behalf the number of Shares indicated below (or if no number is indicated in either appropriate space below, all Common and Preferred Shares) held by you (or your nominee) for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Account Number: _____________________________________________________________

 NUMBER OF SHARES TO BE TENDERED:
        Common Shares                  Preferred Shares
 (including scrip)

 (Unless otherwise indicated, it will be assumed that all the Shares held for your account are to be tendered.)


                                   SIGN HERE

 X ___________________________________________________________________________

 X ___________________________________________________________________________
                                 Signature(s)
 _____________________________________________________________________________
                            Name(s) (Please Print)

 _____________________________________   _____________________________________
 (Area Code) Telephone Number            Tax Identification or Social
                                         Security Number(s)

                           Dated:



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